Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to Registration Statement on Form S-4 and related joint proxy statement/prospectus of our reports dated June 17, 2021, with respect to the consolidated financial statements of SAB Biotherapeutics, Inc. as of December 31, 2020 and 2019 and for the years then ended, and to the reference to us under the heading “Experts” in the joint proxy statement/prospectus which is part of this Registration Statement.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
September 8, 2021